UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56267	81-0971660
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

251 N. 1st Ave.

Suite 200
Minneapolis, MN 55401
(Address of principal executive offices, including zip code)

(651) 504-5402
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 2.02. Results of Operations and Financial Conditions

On February 28, 2022, Sezzle Inc. (the “Company) made certain required disclosures with the Australian Securities Exchange (the “ASX”) reporting on certain financial and operating results for the year ended December 31, 2021 (the “Appendix 4E Report”). A copy of the Appendix 4E Report is furnished as Exhibit 99.1 and is incorporated herein by reference.

The financial information included in the Appendix 4E Report is subject to the completion of the Company’s customary year-end financial closing procedures, including management’s review and finalization of its audited financial statements for the year ended December 31, 2021, as well as audit procedures by the Company’s independent registered public accounting firm of such financial statements, which have not yet been completed. Therefore, the financial information included in the Appendix 4E Report should not be viewed as a substitute for the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The information in this Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Appendix 4E Report of the Company, Dated February 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Date: February 28, 2022	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer

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